                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

      PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                          May 31, 1996 (May 23, 1996)
               Date of Report (Date of earliest event reported)


                                 SYSTEMIX, INC.
                 (Exact name of issuer as specified in charter)



            Delaware                    0-19358                77-0193369
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
         incorporation)                                   Identification Number)



                                3155 Porter Drive
                               Palo Alto, CA 94304
                    (Address of principal executive offices)


                                  415-856-4901
                (Issuer's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)


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ITEM 5.     OTHER EVENTS

On May 24, 1996, SyStemix, Inc. (the "Company") announced it had received an unsolicited proposal from Sandoz Ltd. ("Sandoz") to acquire all of the outstanding shares of the Company that are not owned by Sandoz. The proposed purchase price is $17.00 per share. Sandoz currently holds approximately 73% of the outstanding shares of the Company.

The proposal from Sandoz is subject to approval by a majority of the independent members of the Company's board of directors. Sandoz, at its discretion, can amend or withdraw the proposal at any time.

A copy of the Company's press release announcing the Sandoz proposal is set forth in Exhibit A to this Form 8-K. A copy of Sandoz' proposal letter, dated May 23, 1996, is set forth in Exhibit B to this Form 8-K.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be sign on its behalf by the undersigned hereunto duly authorized.

Date:  May 31, 1996                  SYSTEMIX, INC.
                                        (Registrant)

                                        By:  /s/ JAMES T. DEPALMA
                                             ----------------------------
                                                 James T. DePalma
                                                 Controller


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                                                                       EXHIBIT A


PRESS RELEASE DATED MAY 24, 1996 ANNOUNCING SANDOZ' PROPOSAL TO PURCHASE THE
                      REMAINING SHARES OF THE COMPANY

SYSTEMIX

[LOGO]

Contact:       Wendy R. Hitchcock            Burns McClellan
               Chief Financial Officer       Reagan Codner
               SyStemix, Inc.                (212) 505-1919
               (415) 813-4108                Justin Jackson
                                             (415) 352-6262

FOR IMMEDIATE RELEASE
- - ---------------------

                      SYSTEMIX ANNOUNCES SANDOZ PROPOSAL

Palo Alto, California, May 24, 1996-- SyStemix, Inc. (NASDAQ: STMX) announced today that late yesterday, it received an unsolicited proposal from Sandoz, Ltd., to acquire all of the outstanding shares of SyStemix that Sandoz does not already own. The proposed price is $17.00 per share. Sandoz already owns approximately 73% of the outstanding shares of SyStemix, and its representatives constitute a majority of the SyStemix Board of Directors.

    The proposal from Sandoz is subject to approval by a committee of the independent members of the SyStemix Board of Directors as well as approval by the Board itself. The proposal is also subject to withdrawal or amendment at the discretion of Sandoz.

    SyStemix, Inc. is engaged in the development of cellular and cell-based gene therapies for cancer, AIDS and genetic diseases based on the use of isolated, expanded and gene-modified hematopoietic stem cells.

    The statements in this press release that are not purely statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause the actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company assumes no obligation to update the information in this release.

                                      ###

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                                                                       EXHIBIT B


                PROPOSAL LETTER FROM SANDOZ DATED MAY 23, 1996

SANDOZ LTD
CH-4002 BASLE/SWITZERLAND                                         [LOGO]  SANDOZ

                                                  SyStemix, Inc.
                                                  3155 Porter Drive
                                                  Palo Alto, CA 93404
                                                  USA

                                                  ATTENTION: Chairman of the
                                                  Board of Directors

                                                  23 May 1996

Gentlemen:

Sandoz Ltd. ("SANDOZ") is pleased to offer, through its wholly owned subsidiary Sandoz Biotech Holdings Corporation, to acquire the equity interest represented by all of the outstanding common stock, par value U.S. $.01 per share, of SyStemix, Inc. ("SYSTEMIX") not currently owned by Sandoz (the "SHARES"). The principal terms of our offer are as follows:

1. Sandoz would acquire the Shares in a merger transaction pursuant to which each holder of a Share would receive cash in the amount of U.S. $17.00 per Share.

2. Consummation of the acquisition would be subject to approval of the independent directors of SyStemix, as described below, as well as approval by the Board of Directors of SyStemix.

This offer is made pursuant to Section 2.05(c) of the Acquisition Agreement, dated as of December 16, 1991, among Sandoz, Sandoz Biotech Holdings Corporation and SyStemix, as amended as of January 30, 1995 (the "ORIGINAL ACQUISITION AGREEMENT"), and is subject to the approval of a majority of the independent directors of SyStemix in accordance with Section 2.05(c)(ii) of the Original Acquisition Agreement.

We assume that the independent directors will constitute a special committee to consider this offer and that such special committee will retain its own financial and legal advisors to assist in its deliberations.

We believe that our offer is fair to, and in the best interests of, SyStemix and its stockholders (other than Sandoz). The proposed acquisition price is equivalent to a 55% premium over the price of the Shares on the NASDAQ National Market System at the close of business on MAY 22, 1996. Moreover we believe that any further growth of SyStemix, and indeed its continued viability, can best be achieved as an indirect wholly-owned subsidiary of Sandoz.

It is our intention that, once the transaction we are proposing is completed, Sandoz (and, upon completion of our pending merger, Novartis) will continue to support actively the scientific research conducted by SyStemix. To this end, we are committed to creating an effective, incentive-based benefits program which would allow SyStemix's scientists and other key executives to participate in the future value generated by SyStemix. We propose to discuss the scope and basic features of such a program with key members of SyStemix Management at the earliest convenience.

We wish to make it perfectly clear that we are not interested under any circumstances in selling our interest in SyStemix and that there is therefore no prospect of a sale of our controlling interest in SyStemix to a third party.

We invite your representatives to meet with us or our advisors, Morgan Stanley & Co. Incorporated (Gordon Dyal, tel. 212 761 44 57) and Shearman & Sterling (David Heleniak, tel. 212 848 70 49), to discuss this proposal at your earliest convenience. We hope you will give this proposal your prompt attention. We reserve the right to amend or withdraw this proposal at any time.

                                       Sincerely,

                                       SANDOZ LTD.


                                  /s/ D. VASELLA         /s/ R. BREU

                                  Dr. D. Vasella         Dr. R. Breu

cc: The Board of Directors of SyStemix Inc.